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EXHIBIT 21.1     List of subsidiaries of the registrant, with the state or
                 other jurisdiction of incorporation or organization of each and the name under which each subsidiary does business.
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                               RYDER SYSTEM, INC.

                        Subsidiaries as of March 1, 1994

                                                                    State/Country of
                                                                    ----------------
Name of Company                                                     Incorporation
- ---------------                                                     -------------
ATE Management and Service Company, Inc. (1)                        Delaware
ATE Management of Duluth, Inc.                                      Minnesota
A.T.G. Automotive Transport Group, Inc.                             Canada
Automobile Transport Inc.                                           Canada
B & C, Inc.                                                         Michigan
Blazer Truck Lines Inc. (2)                                         Michigan
F. J. Boutell Driveaway Co., Inc.                                   Michigan
Cape Area Transportation Systems, Inc.                              Massachusetts
Central Virginia Transit Management Company, Inc.                   Virginia
Commercial Carriers, Inc. (3)                                       Michigan
Commuter Services, Inc.                                             Virginia
Complete Auto Transit, Inc.                                         Michigan
E/H Service Corporation                                             Wisconsin
Far East Freight, Inc.                                              Florida
Fleet Carrier Corporation                                           New York
Forrest Rental Services Limited                                     England
Harbor Drive Realty, Inc.                                           Florida
H.N.S. Management Company, Inc.                                     Connecticut
Jackson Public Transportation Company, Inc.                         Mississippi
M & G Convoy, Inc.                                                  New York
Managed Logistics System, Inc.                                      Delaware
MCL Motor Carriers Limited                                          Canada
Merrimack Valley Area Transportation Co., Corp.                     Massachusetts
Metro Service Corp.                                                 Wisconsin
Mid-South Transportation Management, Inc.                           Tennessee
Mitchell Self Drive Limited                                         England
Murray Recon, Inc.                                                  New York
Network Sales, Inc. (4)                                             Tennessee
Network Vehicle Central, Inc.                                       Florida
9755 S.W. 67 Avenue, Inc.                                           Florida
Old Dominion Transit Management Company                             Virginia
OSHCO, Inc.                                                         Florida
Parking Management of Southwest Virginia, Inc.                      Virginia
QAT, Inc.                                                           Florida
RMX, Inc. (5)                                                       Delaware
RSI Acquisition Corp.                                               Delaware
RSI Purchase Corp.                                                  Delaware
Ryder Automotive Carrier Group, Inc.                                Florida
Ryder Automotive Operations, Inc.                                   Florida
RYDERCORP                                                           Florida
RYDERCORP, Inc.                                                     Delaware
Ryder Dedicated Capacity, Inc.                                      Tennessee
Ryder Dedicated Logistics, Inc.                                     Delaware
Ryder Distribution Services Ltd.                                    England
Ryder Driver Leasing, Inc.                                          Florida






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
Ryder Energy Distribution Corporation                                         Florida
Ryder Finance, Inc.                                                           Florida
Ryder Freight Broker, Inc.                                                    Virginia
Ryder Mexicana, S.A. de C.V.                                                  Mexico
Ryder Move Management, Inc.                                                   Oregon
Ryder Polska Sp. z o. o.                                                      Poland
Ryder Public Limited Company                                                  England
Ryder Puerto Rico, Inc.                                                       Delaware
Ryder Realty, Inc.                                                            Delaware
Ryder Relocation Services, Inc.                                               Florida
Ryder Services Corporation (6)                                                Florida
Ryder St. Louis Redevelopment Corporation                                     Missouri
Ryder Student Transportation Services, Inc. (7)                               Florida
Ryder System, B.V.                                                            Amsterdam, Netherlands
Ryder System, Ltd.                                                            England
Ryder System Holdings (UK) Limited                                            England
Ryder Transport Services GmbH                                                 West Germany
Ryder Truck Rental, Inc. (8)                                                  Florida
Ryder Truck Rental Canada Ltd. (9)                                            Canada
Ryder Truck Rental-One Way, Inc.                                              Delaware
Ryder Truck Rental Trustees Limited                                           England
Ryder Truckstops, Inc.                                                        Florida
Ryder Vehicle Leasing & Sales Corp.                                           Barbados
Saunders Leasing System of Canada Limited (Canada) - being dissolved
South Florida Mortgage Group, Inc.                                            Florida
Southwestern Virginia Transit Management Company, Inc.                        Virginia
Terminal Service Co.                                                          Washington
Transit Management Company of Laredo                                          Texas
Transit Management of Alexandria, Inc.                                        Virginia
Transit Management of Charlotte, Inc.                                         North Carolina
Transit Management of Connecticut, Inc.                                       Connecticut
Transit Management of Danville, Inc.                                          Illinois
Transit Management of Decatur, Inc.                                           Illinois
Transit Management of Durham, Inc.                                            North Carolina
Transit Management of Great Falls, Inc.                                       Montana
Transit Management of Hamilton, Inc.                                          Ohio
Transit Management of Jamestown, Inc.                                         New York
Transit Management of Nashua, Inc.                                            New Hampshire
Transit Management of Richland, Inc.                                          Ohio
Transit Management of Monroe County, Inc.                                     Michigan
Transit Management of St. Joseph, Inc.                                        Missouri
Transit Management of Sioux Falls, Inc.                                       South Dakota
Transit Management of Spartanburg, Inc.                                       South Carolina
Transit Management of Tucson, Inc.                                            Arizona
Transit Management of Tyler, Inc.                                             Texas
Transit Management of Washoe, Inc.                                            Nevada
Transit Management of Waukesha, Inc.                                          Wisconsin
Transport Support, Inc.                                                       Delaware
United Contract Hire Limited                                                  England
Westland Trailer Co., S.A. de C.V. (Mexico) - being dissolved
Westside Corporate Center, Inc.                                               Florida





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
(1)       Minnesota:  Metro Mobility Service Center

(2)       California:  Michigan Blazer Truck Lines Inc.

(3)       Florida:  d/b/a Commercial Carriers of Michigan, Inc.

          Michigan and New York:  Delavan

(4)       Ontario, Canada:  d/b/a Vehicle Network Sales

(5)       Texas:  Delaware RMX, Inc.

(6)       New Jersey, Ohio and Texas:  d/b/a Ryder Claims Services Corporation

(7)       California, Colorado, Connecticut, Illinois, Minnesota, Missouri, Montana and New Jersey:  d/b/a Ryder Transportation

          Colorado:  d/b/a Grand Connection

          Illinois:  d/b/a North American Motor Coach

          Massachusetts:  d/b/a DePalma Transportation Sales

          Minnesota:  d/b/a Kare Kabs

          New York:  d/b/a Ryder Student Transportation

          Rhode Island:  d/b/a Ryder Student Transportation Sales

(8)       Maryland and Virginia:  d/b/a Ryder/Jacobs

          Michigan:  d/b/a Atlas Trucking, Inc.

          Michigan:  d/b/a Ryder Atlas Trucking of Western Michigan

(9)       French Name:  Location de Camions Ryder du Canada Ltee.

          Canadian Provinces:  Ryder Distribution Resources Canada

          Canadian Provinces:  Ryder Dedicated Logistics
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